Exhibit 99.1

DYNAVAX

DYNAVAX TECHNOLOGIES
2929 Seventh Street, Suite 100
Berkeley, CA 94710
Contacts:
Jennifer Lew	Michael Ostrach
Vice President, Finance	Vice President and Chief Business Officer
510-665-7217	510-665-7257
jlew@dynavax.com	mostrach@dynavax.com

DYNAVAX REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

BERKELEY, CA – May 5, 2011 – Dynavax Technologies Corporation (NASDAQ: DVAX) today reported financial results for the first quarter ended March 31, 2011, including $53.2 million in cash, cash equivalents and marketable securities at March 31, 2011. A $6 million milestone payment from GlaxoSmithKline earned after the close of the quarter from the initiation of a Phase 1 trial in the partnered lupus program was not included in the reported cash balance of $53.2 million. At December 31, 2010, Dynavax reported $72.2 million in total cash.

Total operating expenses for the quarter were in line with earlier expense guidance that full year 2011 expenses will be consistent with 2010. Net cash usage for the first quarter 2011 was higher than the average quarterly net cash usage during 2010, due to significant payments for the large-scale Phase 3 study of HEPLISAV™ which completes this month. The Company anticipates a reduction in ongoing quarterly spend through the remainder of 2011 such that its average quarterly net cash usage should approximate $13 million for 2011.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops novel products to prevent and treat infectious and inflammatory diseases. The Company's lead product candidate is HEPLISAV, a Phase 3 investigational adult hepatitis B vaccine designed to provide rapid and superior protection with fewer doses than current licensed vaccines. For more information visit www.dynavax.com.

– more –

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to a number of risks and uncertainties, including statements regarding our projected net cash usage and operating expenses. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including whether successful clinical and regulatory development and approval of HEPLISAV can occur in a timely manner or without significant additional studies or difficulties or delays in development or clinical trial enrollment, whether the studies can support registration for commercialization of HEPLISAV; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; the Company's ability to obtain additional financing to support the development and commercialization of HEPLISAV and its other operations, possible claims against the Company based on the patent rights of others; and other risks detailed in the "Risk Factors" section of our current periodic reports with the SEC. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax's website at www.dynavax.com is not incorporated by reference in the Company's current periodic reports with the SEC.

– tables to follow –

DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended
		March 31,
	2011	2010
Revenues:
Collaboration revenue	$366	$7,421
Grant revenue	889	862
Service and license revenue	489	61
Total revenues	1,744	8,344

Operating expenses:
Research and development	14,672	12,480
General and administrative	4,754	4,570
Amortization of intangible assets	245	245

Total operating expenses	19,671	17,295

Loss from operations	(17,927)	(8,951)

Interest income	33	2
Interest expense	(490)	(399)
Other income (expense)	(82)	164

Net loss	$ (18,466)	$(9,184)

Basic and diluted net loss per share	$(0.16)	$(0.17)

Shares used to compute basic net loss per share	115,726	54,364

– more –

DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING

EXPENSES (In thousands) (Unaudited)

	Three Months Ended
		March 31,
	2011	2010

GAAP operating expenses	$ 19,671	$ 17,295
LESS:
Stock-based compensation expense	1,480	541
Amortization of intangible assets	245	245

Pro forma operating expenses (1)	$ 17,946	$ 16,509

(1)	These pro forma amounts are intended to illustrate the Company’s operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

– more –

DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents and marketable securities	$53,203	$72,154
Property and equipment, net	6,516	6,404
Goodwill	2,312	2,312
Other intangible assets, net	54	299
Other assets	3,422	3,080

Total assets	$65,507	$84,249

Liabilities and stockholders’ equity
Accounts payable	$1,880	$2,329
Accrued liabilities	8,158	10,943
Current portion of deferred revenue	1,429	1,429
Noncurrent portion of deferred revenue	5,298	5,655
Long-term note payable to Holdings	11,407	10,939
Long-term contingent liability to Holdings	840	843
Stockholders’ equity	36,495	52,111

Total liabilities and stockholders’ equity	$65,507	$84,249

# # #